                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 20, 2003

                                   ----------

                              Stonepath Group, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Delaware                         001-16105               65-0867684
-----------------------------     ------------------------   -------------------
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer
     of Incorporation)                                       Identification No.)


    1600 Market Street, Suite 1515
       Philadelphia, Pennsylvania                                  19103
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (215) 979-8370

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

General Explanation
-------------------

The purpose of this Report is to amend the Registrant's Current Report on Form 8-K dated June 20, 2003 (the "Initial Report") that was filed with the Securities and Exchange Commission on July 7, 2003, which reported on the acquisition by the Company of the operations and certain of the assets of Regroup Express, LLC. This Report amends the Initial Report so as to provide the information required under Item 7(a) and 7(b) of Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
----------------------------------------------------------------------------

         (a) Financial Statements of Acquired Business.

              (i) Audited Financial Statements of Regroup Express, LLC

                  Independent Auditors' Report

                  Balance Sheets, December 31, 2002 and 2001

                  Statements of Operations, Years ended December 31, 2002
                  and 2001

                  Statements of Members' Equity, Years ended December 31, 2002 and 2001

                  Statements of Cash Flows, Years ended December 31, 2002
                  and 2001

                  Notes to Financial Statements

             (ii) Unaudited Financial Statements of Regroup Express, LLC

                  Balance Sheet, March 31, 2003

                  Statements of Operations for the three months ended March 31, 2003 and 2002

                  Statement of Members' Equity for the three months ended March 31, 2003

                  Statements of Cash Flows for the three months ended March 31, 2003 and 2002.


         (b) Pro Forma Financial Information.

              (i) Unaudited Pro Forma Condensed Consolidated Financial
                  Statements of Stonepath Group, Inc.

                  Pro Forma Balance Sheet, March 31, 2003

                  Pro Forma Statements of Operations, Three Months Ended March 31, 2003 and Year Ended December 31, 2002

         (c) Exhibits (referenced to Item 601 of Regulation S-K).

            2.6 Asset Purchase Agreement by and among Stonepath Logistics Government Services, Inc. (f/k/a "Transport Specialists, Inc."), Regroup Express L.L.C. and Jed J. Shapiro and Charles
                  R. Cain, the sole members of Regroup Express L.L.C., dated June 4, 2003***

            23    Independent Auditors' Consent

            99.1  Press Release dated June 23, 2003***




         *** Exhibits previously filed with the Current Report on Form 8-K dated June 20, 2003 and filed on July 7, 2003.

                 FINANCIAL STATEMENTS PROVIDED UNDER ITEM 7(a)

                          Independent Auditors' Report

The Members
Regroup Express, LLC:


We have audited the accompanying balance sheets of Regroup Express, LLC as of December 31, 2002 and 2001, and the related statements of operations, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regroup Express, LLC as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

                                              KPMG LLP

Philadelphia, Pennsylvania
May 9, 2003, except
   as to note 9, which is
   as of June 3, 2003

                              REGROUP EXPRESS, LLC
                                 Balance Sheets
                           December 31, 2002 and 2001


                                    Assets                                             2002                  2001
                                                                                 ------------------    ------------------
Cash and cash equivalents                                                        $         429,411     $         370,106
Due from Transgroup, less allowances of approximately
     $745,000 and $44,000 in 2002 and 2001, respectively                                 1,318,771               336,864
Prepaid expenses                                                                            96,015                   --
                                                                                 ------------------    ------------------
                 Total current assets                                                    1,844,197               706,970

Property and equipment, net                                                                106,134                39,862
Other assets                                                                                 3,650                 1,150
                                                                                 ------------------    ------------------
Total assets                                                                     $       1,953,981     $         747,982
                                                                                 ==================    ==================
                        Liabilities and Members' Equity

Accounts payable and accrued expenses                                            $             702     $           1,487
Accrued payroll                                                                             41,841                18,473
Current portion of long-term debt                                                           28,126                15,238
                                                                                 ------------------    ------------------
                 Total current liabilities                                                  70,669                35,198

Long-term debt, net of current portion                                                      45,065                15,109
                                                                                 ------------------    ------------------
                 Total liabilities                                                         115,734                50,307

Members' equity                                                                          1,838,247               697,675
                                                                                 ------------------    ------------------
Total liabilities and members' equity                                            $       1,953,981     $         747,982
                                                                                 ==================    ==================

See accompanying notes to financial statements.

                              REGROUP EXPRESS, LLC
                            Statements of Operations
                     Years ended December 31, 2002 and 2001


                                                                                       2002                  2001
                                                                                 ------------------    ------------------
Net revenues                                                                     $      4,163,293      $      2,744,351

Selling, general, and administrative expenses                                           2,310,556             1,235,212
                                                                                 ------------------    ------------------
                 Operating income                                                       1,852,737             1,509,139

Other income (expense)                                                                         32                  (344)
                                                                                 ------------------    ------------------
Net income                                                                       $      1,852,769      $      1,508,795
                                                                                 ==================    ==================

See accompanying notes to financial statements.

                              REGROUP EXPRESS, LLC
                          Statements of Members' Equity
                     Years ended December 31, 2002 and 2001

Members' equity, January 1, 2001                                                                       $          92,438

Net income                                                                                                     1,508,795

Distributions to members                                                                                        (903,558)
                                                                                                       ------------------
Members' equity, December 31, 2001                                                                               697,675

Net income                                                                                                     1,852,769

Distributions to members                                                                                        (712,197)
                                                                                                       ------------------
Members' equity, December 31, 2002                                                                     $       1,838,247
                                                                                                       ==================

See accompanying notes to financial statements.

                              REGROUP EXPRESS, LLC
                            Statements of Cash Flows
                     Years ended December 31, 2002 and 2001

                                                                                       2002                  2001
                                                                                 ------------------    ------------------
Cash flows from operating activities:
     Net income                                                                  $      1,852,769      $      1,508,795
     Adjustments to reconcile net income to net cash provided
        by operating activities:
           Depreciation and amortization                                                   27,091                 9,154
           Changes in assets and liabilities:
              Due from Transgroup                                                        (981,907)             (218,694)
              Prepaid expenses                                                            (96,015)                   --
              Other assets                                                                 (2,500)                   --
              Accounts payable and accrued expenses                                          (785)               (4,688)
              Accrued payroll                                                              23,368                 8,610
                                                                                 ------------------    ------------------
                 Net cash provided by operating activities                                822,021             1,303,177
                                                                                 ------------------    ------------------
Cash flows from investing activities:
     Acquisition of property and equipment                                                (34,144)                   --
                                                                                 ------------------    ------------------
                 Net cash used in investing activities                                    (34,144)                   --
                                                                                 ------------------    ------------------
Cash flows from financing activities:
     Payments on long-term debt                                                           (16,375)              (14,982)
     Change in bank overdraft                                                                  --               (14,531)
     Distributions to members                                                            (712,197)             (903,558)
                                                                                 ------------------    ------------------
                 Net cash used in financing activities                                   (728,572)             (933,071)
                                                                                 ------------------    ------------------
                 Net increase in cash                                                      59,305               370,106

Cash and cash equivalents, beginning of year                                              370,106                    --
                                                                                 ------------------    ------------------
Cash and cash equivalents, end of year                                           $        429,411      $        370,106
                                                                                 ==================    ==================
Interest paid                                                                    $            205      $            344

Long-term debt incurred for the purchase of vehicle                                        59,219                    --



See accompanying notes to financial statements.

                              REGROUP EXPRESS, LLC

                          Notes to Financial Statements

                           December 31, 2002 and 2001


(1)    Summary of Significant Accounting Policies

       (a)    Description of Business

              Regroup Express, LLC (the Company) is involved in the domestic and international freight forwarding and project management service business. The Company entered into a Transportation Services Agreement with Transgroup Express, Inc. (Transgroup), an unrelated entity, in November 1995. Transgroup provides transportation services to independent transportation companies. In conjunction with this agreement, the Company acts as the exclusive agent for Transgroup in the mid-Atlantic region. As an exclusive agent, the Company prepares shipping documentation and paperwork on behalf of Transgroup and ships freight using Transgroup's licenses. The Company services a customer base of manufacturers, distributors, national retail chains, and the United States government.

       (b)    Use of Estimates

              The preparation of financial statements requires management to make certain estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. A significant item subject to such estimates and assumptions includes the allowance for doubtful accounts. Actual results could differ from management's estimates.

       (c)    Cash and Cash Equivalents

              Cash and cash equivalents consist of demand deposits with a federally insured financial institution. All highly liquid investments with a maturity of three months or less at the time of purchase are considered to be cash equivalents. From time to time throughout the year, balances in these accounts may exceed federally insured amounts, but management does not consider this to be significant concentration of credit risk.

       (d)    Property and Equipment

              Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful life of furniture and fixtures is seven years, while computer equipment and vehicles are depreciated over five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

       (e)    Impairment of Long-Lived Assets

              The Company adopted Statement of Financial Accounting Standards
              (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company's financial statements.

              In accordance with SFAS No. 144, long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash



                                                                     (Continued)

                              REGROUP EXPRESS, LLC

                          Notes to Financial Statements

                           December 31, 2002 and 2001


              flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

              Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets in accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

              Based upon management's current assessment, the estimated remaining amortization period of long-lived assets is appropriate and the remaining balance is fully recoverable.

       (f)    Revenue Recognition

              The Company derives its revenues from arranging for freight forwarding services for its customers through Transgroup. Revenues are recognized when shipping documentation is complete and the freight is delivered to the carrier.

       (g)    Income Taxes

              The Company is a limited liability company, which is classified as a partnership for tax purposes, and is not subject to federal and state income taxes. The Company's taxable income is reported by its members.

       (h)    Fair Value of Financial Instruments

              At December 31, 2002 and 2001, the carrying values of the Company's financial instruments (cash and cash equivalents, due from Transgroup, and long-term debt) approximated their fair values.

       (i)    Compensation of Members

              The two members of the Company are also the president and the managing director of the Company. In performing the roles of president and managing director, the members do not receive compensation, and as such there is no expense related to these individuals reflected in the accompanying statements of operations.

(3)    Transactions with Transgroup Express, Inc.

       Transgroup is responsible for the collection of the trade receivables from the ultimate customers of the transportation services and the payment of the associated transportation costs. In connection with this process, Transgroup charges the Company an accounting and factoring fee for each transaction based on an agreed-upon percentage depending on the customer. On a periodic basis, Transgroup provides payment to the Company which is net of the accounting and factoring fees.

       Accounting and factoring fee expense incurred by the Company were approximately $1,187,000 and $751,000 for the years ended December 31, 2002 and 2001, respectively. Such amounts are reflected in net revenues.


                                                                     (Continued)

                              REGROUP EXPRESS, LLC

                          Notes to Financial Statements

                           December 31, 2002 and 2001

       The Company bears the credit risk for the collection by Transgroup of the trade receivable from the ultimate customer, up to an amount equal to the trade receivable less the accounting and factoring fees withheld by Transgroup related to the applicable transaction.

       The allowance of $745,000 and $44,000 at December 31, 2002 and 2001, respectively, is the Company's best estimate of the amount of probable credit losses in the trade receivables for which Transgroup has not yet collected from the ultimate customer.

(4)    Business and Credit Concentrations

       A substantial portion of the Company's net revenues are generated from freight forwarding services that are provided to Zany Brainy and the United States government through Transgroup. Net revenues generated from the Zany Brainy and United States government customer relationships totaled approximately $1,739,000 and $1,310,000, respectively, in 2002 and $999,000 and $1,266,000, respectively, in 2001.

       On January 13, 2003, FAO, Inc., the parent of Zany Brainy, filed petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the Bankruptcy Court). On April 4, 2003, the Bankruptcy Court held a confirmation hearing on the Debtors' First Amended Joint Plan of Reorganization. At the conclusion of this hearing, the Bankruptcy Court confirmed FAO, Inc.'s Plan of Reorganization. On April 23, 2003, FAO, Inc. completed all necessary elements to effectiveness of the Plan of Reorganization and emerged from Chapter 11 bankruptcy protection.

       Transgroup has an agreement with FAO, Inc. and certain of its subsidiaries that would provide for the payment of approximately $1,433,000, in thirty-six equal monthly payments, of the prepetition trade receivables due from Zany Brainy which have not yet been collected by Transgroup. The payments are contingent on the agreement being approved by the Bankruptcy Court, which has not yet been completed. Based on the agreement, the Company has established a reserve of approximately $703,000 related to the Zany Brainy receivables held by Transgroup for which the Company bears the credit risk.

(5)    Property and Equipment

       Property and equipment as of December 31, 2002 and 2001 consist of the following:

                                                                                2002              2001
                                                                         ----------------   ---------------
Computer equipment                                                       $        26,451    $        5,168
Furniture and fixtures                                                            14,809             1,949
Leasehold improvements                                                             4,110             4,110
Vehicles                                                                         104,548            45,329
                                                                         ----------------   ---------------
                                                                                 149,918            56,556

Less accumulated depreciation                                                    (43,784)          (16,694)
                                                                         ----------------   ---------------
                                                                         $       106,134    $       39,862
                                                                         ================   ===============

       Depreciation expense was $27,091 and $9,154 for the years ended December 31, 2002 and 2001, respectively.

                                                                     (Continued)

                              REGROUP EXPRESS, LLC

                          Notes to Financial Statements

                           December 31, 2002 and 2001
(6)    Long-Term Debt

       Long-term debt as of December 31, 2002 and 2001 consists of the following:


                                                                               2002              2001
                                                                         ---------------   ---------------
Note payable to bank due in monthly installments of $1,277,
      interest at 0.9%, due November 2003, secured by vehicle            $       13,972    $       30,347
Note payable to bank due in monthly installments of $1,377,
      interest at 4.5%, due December 2006, secured by vehicle                    59,219                --
                                                                         ---------------   ---------------
                                                                                 73,191            30,347

Less current portion                                                            (28,126)          (15,238)
                                                                         ---------------   ---------------
                                                                         $       45,065    $       15,109
                                                                         ===============   ===============

       Scheduled maturities of long-term debt are as follows:


                 2003                                 $      28,126
                 2004                                        14,793
                 2005                                        15,474
                 2006                                        14,798
                 2007 and thereafter                            --
                                                      --------------
                                                      $      73,191
                                                      ==============

(7)    Retirement Plan

       The Company has a defined contribution profit sharing and salary deferral plan that covers all employees who meet the plan's eligibility requirements. Employees may contribute up to the maximum allowed by law. Matching contributions by the Company were $19,880 and $7,606 for the years ended December 31, 2002 and 2001, respectively.

(8)    Commitments and Contingencies

       (a)    Operating Lease

              The Company leases office space under operating leases that expire during 2004. Future minimum lease payments under noncancellable operating leases as of December 31, 2002 are as follows:

                  2003                          $       23,698
                  2004                                  18,857
                                                ---------------
                                                $       42,555
                                                ===============


              Rent expense includes annual increases in the base rent as well as a pro rata allocation of real estate taxes and building operating expenses that are passed through to the Company. Total rent expense was $26,279 and $25,705 for the years ended December 31, 2002 and 2001, respectively.


                                                                     (Continued)

                              REGROUP EXPRESS, LLC

                          Notes to Financial Statements

                           December 31, 2002 and 2001


       (b)    Litigation

              The Company is involved in various claims and lawsuits that arise in the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or liquidity.

(9)    Subsequent Events

       On June 3, 2003, the Company entered into a definitive agreement for the sale of certain assets of the Company to Transport Specialists, Inc., an indirect wholly owned subsidiary of Stonepath Group, Inc. (STG), a publicly traded corporation. The purchase consideration will consist of cash of $3,700,000 and shares of STG common stock valued at $1,000,000. In addition, STG agreed to pay up to an additional $22,500,000 over a five-year earn-out period based upon the future financial performance of the Company. The acquisition is subject to customary closing conditions.

                              REGROUP EXPRESS, LLC
                                  Balance Sheet
                                 March 31, 2003

                                    Assets
Cash and cash equivalents                                                                       $   51,777
Due from Transgroup, less allowances of approximately $745,000                                   1,578,433
Prepaid expenses                                                                                    96,015
                                                                                              -------------
                          Total current assets                                                   1,726,225

Property and equipment, net                                                                         99,933
Other assets                                                                                         6,525
                                                                                              -------------
Total assets                                                                                   $ 1,832,683
                                                                                              =============

                          Liabilities and Members' Equity

Accounts payable and accrued expenses                                                           $   60,072
Accrued payroll                                                                                     18,433
Current portion of long-term debt                                                                   30,231
                                                                                              -------------
                          Total current liabilities                                                108,736

Long-term debt, net of current portion                                                              35,682
                                                                                              -------------
                          Total liabilities                                                        144,418

Members' equity                                                                                  1,688,265
                                                                                              -------------

Total liabilities and members' equity                                                          $ 1,832,683
                                                                                              =============


                              REGROUP EXPRESS, LLC
                            Statements of Operations
              Three months ended March 31, 2003 and March 31, 2002

                                                                           March 31,          March 31,
                                                                             2003               2002
                                                                         ------------      -------------
Net revenues                                                               $ 396,467         $  367,945

Selling, general, and administrative expenses                                284,784            312,399
                                                                         ------------      -------------
              Operating income                                               111,683             55,546

Other income                                                                     663                  -
                                                                         ------------      -------------
Net income                                                                 $ 112,346         $   55,546
                                                                         ============      =============

                              REGROUP EXPRESS, LLC
                     Statement of Changes in Members' Equity
                        Three months ended March 31, 2003



Members' equity, January 1, 2003                                                  $ 1,838,247

Net income                                                                            112,346

Distributions to members                                                             (262,328)
                                                                                 -------------
Members' equity, March 31, 2003                                                   $  1,688,265
                                                                                 =============




                              REGROUP EXPRESS, LLC
                            Statements of Cash Flows
              Three months ended March 31, 2003 and March 31, 2002

                                                                          March 31,         March 31,
                                                                            2003              2002
                                                                         -----------      ------------
Cash flows from operating activities:
  Net income                                                              $ 112,346        $   55,546
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
        Depreciation and amortization                                         6,201             2,293
        Changes in assets and liabilities:
            Due from Transgroup                                            (259,662)           (9,028)
            Other assets                                                     (2,875)                -
            Accounts payable and accrued expenses                            59,370             6,618
            Accrued payroll                                                 (23,408)            4,937
                                                                         -----------      ------------
               Net cash provided by (used in) operating activities         (108,028)           60,366

Cash flows from financing activities:
  Payments on long-term debt                                                 (7,278)           (5,009)
  Distributions to members                                                 (262,328)         (300,000)
                                                                         -----------      ------------
               Net cash used in financing activities                       (269,606)         (305,009)

               Net decrease in cash                                        (377,634)         (244,643)

Cash and cash equivalents, beginning of period                              429,411           370,106
                                                                         -----------      ------------

Cash and cash equivalents, end of period                                  $  51,777        $  125,463
                                                                         ===========      ============


            PRO FORMA FINANCIAL INFORMATION PROVIDED UNDER ITEM 7(b) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


BASIS OF PRESENTATION

On June 20, 2003, through its indirect wholly owned subsidiary, Stonepath Logistics Government Services, Inc. ("SLGS"), Stonepath Group, Inc.(the "Company") acquired the business of Regroup Express LLC, a Virginia limited liability company ("Regroup").

The business acquired from Regroup provides time-definite domestic and international transportation services including air and ground freight forwarding, ocean freight forwarding, major project logistics as well as local pick up and delivery services. The customers of the acquired business include U.S. government agencies and contractors, select companies in the retail industry and other commercial businesses.

The assets acquired from Regroup consist primarily of its goodwill and other intangible assets, such as its intellectual property, employee base, operating methods and systems, customer relationships and ongoing operations. Certain leases were assumed and personal property was acquired, consisting primarily of office equipment. Accounts receivable were not acquired and accounts payable and other obligations were not assumed. The consideration paid by the Company at the closing of the transaction was $4.7 million, which amount was paid through a combination of $3.7 million in cash and $1.0 million of the Company's common stock. Members of Regroup will be entitled to an earn-out arrangement over a period of five years providing for a total base purchase price of up to $17.2 million, contingent upon the future financial performance of SLGS following the acquisition. Members of Regroup may also be entitled to an additional earn-out payment to the extent its pre-tax earnings exceed $17.5 million during the earn-out period. The funds required for the cash payment at the closing were obtained by the Company from its credit facility with LaSalle Business Credit, Inc. The consideration was determined based on arms-length negotiations between the parties.

The contingent payments will be accounted for as additional cost of Regroup when the earnings contingency is resolved and the consideration is issued or becomes issuable. Accordingly, the purchase price allocation presented herein is preliminary and includes only the $4.7 million paid at closing plus approximately $300 thousand of capitalized closing costs.

The following unaudited pro forma condensed consolidated balance sheet at March 31, 2003 presents the Company's acquisition of Regroup as if it had occurred on March 31, 2003. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2002 and the three months ended March 31, 2003 presents the Company's acquisition of Regroup as if it had occurred on January 1, 2002. The detailed assumptions used to prepare the unaudited pro forma condensed consolidated financial information are contained in the accompanying explanatory notes.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would have actually been reported had the transaction been consummated at the dates mentioned above or which may be reported in the future. This unaudited pro forma condensed consolidated financial information is based upon the respective historical financial statements of the Company and Regroup and should be read in conjunction with those statements and the related notes.

                                                    STONEPATH GROUP, INC.
                             Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                Year ended December 31, 2002
                               (amounts in thousands, except share and per share information)

                                                     Historical Statements
                                                 -------------------------------
                                                                                             Pro Forma           Pro Forma
                                                  Stonepath          Regroup                Adjustments           Results
                                                 -----------      ---------------           -----------         -----------
Total revenues                                   $   139,649          $4,163                $14,297  (a)        $   158,109
Cost of transportation                               101,339                                 13,110  (a)            114,449
                                                 -----------          ------                -------             -----------

Net revenue                                           38,310           4,163                  1,187                  43,660

Selling, general and administrative costs             34,770           2,310                  1,187  (a)             38,018
                                                                                               (399) (b)
                                                                                                150  (c)
                                                 -----------          ------                -------             -----------

Income from operations                                 3,540           1,853                    249                   5,642

Other income (expense)                                   128             -                     (148) (d)                (20)
                                                 -----------          ------                -------             -----------

Income before income taxes                             3,668           1,853                    101                   5,622
Income taxes                                             102             -                       55  (e)                157
                                                 -----------          ------                -------             -----------

Net income                                             3,566           1,853                     46                   5,465

Preferred stock dividends                             15,020             -                       -                   15,020
                                                 -----------          ------                -------             -----------

Net income attributable to
   common stockholders                           $    18,586          $1,853                $    46             $    20,485
                                                 ===========          ======                =======             ===========

Basic earnings per common share                         0.84                                                           0.91

Diluted earnings per common share                       0.12                                                           0.18


Basic weighted average common
shares outstanding                                22,154,861                                                     22,522,508

Diluted weighted average common
shares outstanding                                29,232,568                                                     29,600,215


     (a) To reflect revenues, cost of purchased transportation services and the accounting and factoring fees charged under an agency agreement with another logistics services organization on a gross basis.

     (b) To eliminate accounting and factoring fees associated with agent operations, net of incremental compensation to former owners and additional personnel.

     (c)     To reflect amortization of acquired identifiable intangibles.

     (d) To reflect incremental interest expense at 4.0% associated with borrowings for the $3.7 million in cash paid at closing.

     (e)     To reflect state tax expense.

                                                      STONEPATH GROUP, INC.
                               Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                Three months ended March 31, 2003
                                 (amounts in thousands, except share and per share information)

                                                           Historical Statements
                                                 ----------------------------------------
                                                                                              Pro Forma              Pro Forma
                                                  Stonepath                  Regroup          Adjustments             Results
                                                 -----------           ------------------     -----------           -----------
Total revenues                                   $    45,365                  $397              $4,118  (a)         $    49,880
Cost of transportation                                33,182                    -                3,720  (a)              36,902
                                                 -----------                  ----              ------              -----------

Net revenues                                          12,183                   397                 398                   12,978

Selling, general and administrative costs             11,173                   285                 398  (a)              11,693
                                                                                                  (201) (b)
                                                                                                    38  (c)

Litigation settlement                                    750                   -                    -                       750
                                                 -----------                  ----              ------              -----------

Income from operations                                   260                   112                 163                      535

Other income (expense)                                    30                   -                   (37) (d)                  (7)
                                                 -----------                  ----              ------              ------------

Income before income taxes                               290                   112                 126                      528
Income taxes                                              15                   -                    12  (e)                  27
                                                 -----------                  ----              ------              -----------

Net income                                       $       275                  $112              $  114              $       501
                                                 ===========                  ====              ======              ===========


Basic earnings per common share                  $      0.01                                                        $      0.02

Diluted earnings per common share                $      0.01                                                        $      0.02

Basic weighted average common
shares outstanding                                24,764,810                                                         25,132,457

Diluted weighted average common
shares outstanding                                32,313,842                                                         32,681,489


     (a) To reflect revenues, cost of purchased transportation services and the accounting and factoring fees charged under an agency agreement with another logistics services organization on a gross basis.

     (b) To eliminate accounting and factoring fees associated with agent operations, net of incremental compensation to former owners and additional personnel.

     (c)     To reflect amortization of acquired identifiable intangibles.

     (d) To reflect incremental interest expense at 4.0% associated with borrowings for the $3.7 million in cash paid at closing.

     (e)     To reflect state tax expense.

                                               STONEPATH GROUP, INC.
                              Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                   March 31, 2003
                                               (amounts in thousands)

                                                      Historical Statements
                                                 --------------------------------
                                                                                       Pro Forma         Pro Forma
                                                 Stonepath            Regroup          Adjustments        Results
                                                 ---------        ---------------     ------------       ---------
Current assets:
    Cash and cash equivalents                    $   2,669            $   52          $(3,700) (a)       $   2,669
                                                                                          (52) (b)
                                                                                        3,700  (d)
    Accounts receivable, net                        19,411             1,578           (1,578) (b)          19,411
    Other current assets                             1,288                96              (96) (b)           1,288
                                                 ---------            ------          -------            ---------

             Total current assets                   23,368             1,726           (1,726)              23,368

Goodwill and acquired intangibles, net              26,790               -              4,980  (c)          31,770
Furniture and equipment, net                         4,748               100              (80) (b)           4,768
Other assets                                         1,228                 7               (7) (b)           1,228
                                                 ---------            ------          -------            ---------

                                                 $  56,134            $1,833          $ 3,167            $  61,134
                                                 =========            ======          =======            =========

Current liabilities:
    Accounts payable                             $   8,663            $   60          $   (60) (b)       $   8,663
    Earn-out payable                                 1,061              -                -                   1,061
    Accrued expenses                                 3,656                18              (18) (b)           3,956
                                                                                          300  (e)
    Other current liabilities                         -                   31              (31) (b)           3,700
                                                                                        3,700  (d)
                                                 ---------            ------          -------            ---------

             Total current liabilities              13,380               109            3,891               17,380

Long-term debt                                        -                   36              (36) (b)           -
                                                 ---------            ------          -------            ---------

             Total liabilities                      13,380               145            3,855               17,380

Stockholders' equity
    Common stock                                        28               -                  1  (a)              29
    Additional paid in capital                     201,808               -                999  (a)         202,807
    Members' equity                                   -                1,688           (1,688) (b)            -
    Accumulated deficit                           (158,989)              -               -                (158,989)
    Deferred compensation                              (93)              -               -                     (93)
                                                 ---------            ------          -------            ---------

             Total stockholders' equity             42,754             1,688             (688)              43,754
                                                 ---------            ------          -------            ---------

                                                 $  56,134            $1,833          $ 3,167            $  61,134
                                                 =========            ======          =======            =========


     (a) To reflect payment of $3.7 million in cash and $1.0 million in Company stock paid at closing.

     (b) To reflect the elimination of assets, liabilities and equity balances not acquired in the asset purchase.

     (c) To reflect goodwill and other acquired intangibles.

     (d) To reflect $3.7 million of incremental borrowings in connection with the transaction.

     (e) To reflect approximately $300 thousand of capitalized closing costs.

                                                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                STONEPATH GROUP, INC.



Date: August 7, 2003            By:  Dennis L. Pelino
                                     -------------------------------------------
                                     Name:  Dennis L. Pelino
                                     Title: Chairman and Chief Executive Officer